Exhibit (e)(6)

KEELEY FUNDS, INC.

FIFTH AMENDMENT TO THE

UNDERWRITING AGREEMENT

THIS FIFTH AMENDMENT dated as of the 2nd day of February, 2010 to the Underwriting Agreement, dated as of the 7th day of April, 2005, as amended February 14, 2006, August 15, 2007, December 21, 2007 and November 3, 2009 (the “Agreement”) is made and entered into by and between KEELEY FUNDS, INC., a Maryland corporation (the “Company”) and KEELEY INVESTMENT CORP., an Illinois corporation (the “Distributor”).

RECITALS

WHEREAS, the parties have entered into an Underwriting Agreement; and

WHEREAS, the Company and the Distributor desire to amend said Agreement; and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

KEELEY FUNDS, INC.		KEELEY INVESTMENT, CORP.

By:	/s/ John L. Keeley, Jr.	By:	/s/ John L. Keeley, Jr.

Name: John L. Keeley, Jr.		Name: John L. Keeley, Jr.

Title: President		Title: President

Exhibit A

to the Keeley Funds, Inc.

Underwriting Agreement

Series	Distribution Plan
Keeley Small Cap Value Fund Class A Shares	Distribution Plan (12b-1 Plan) Dated February 2, 2010
Keeley Small Cap Dividend Value Fund Class A Shares	Distribution Plan (12b-1 Plan) Dated February 2, 2010
Keeley Small-Mid Cap Value Fund Class A Shares	Distribution Plan (12b-1 Plan) Dated February 2, 2010
Keeley Mid Cap Value Fund Class A Shares	Distribution Plan (12b-1 Plan) Dated February 2, 2010
Keeley All Cap Value Fund Class A Shares	Distribution Plan (12b-1 Plan) Dated February 2, 2010
Keeley Alternative Value Fund Class A Shares	Distribution Plan (12b-1 Plan) Dated February 2, 2010